UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2007
SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission	(IRS Employer
File Number)	Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit List
EXHIBIT 10.01
EXHIBIT 99.01

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 2, 2007, Silicon Image, Inc. (“Silicon Image” or the “Registrant”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Infineon Technologies AG, a stock corporation registered in Germany (“Infineon”), and Infineon’s wholly-owned subsidiary, sci-worx GmbH, a limited liability company registered in Germany (“sci-worx”). Pursuant to the Purchase Agreement, Silicon Image purchased all of the outstanding shares of capital stock of sci-worx and paid sci-worx’s inter-company debt to another Infineon subsidiary. The parties completed the transaction on January 3, 2007. The purchase price for the acquisition was $13.5 million in cash for sci-worx’ capital stock and its intercompany debt (net of its cash balances at closing).
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.
     On January 4, 2007, Silicon Image issued a press release relating to the sci-worx acquisition, a copy of which is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit
Number	Description
10.01	Sale and Purchase Agreement dated January 2, 2007 by and among the Registrant, Infineon Technologies AG and sci-worx GmbH.†

99.01	Press Release dated January 4, 2007.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007	SILICON IMAGE, INC.

	By:	/s/ Robert Freeman

Robert Freeman
Chief Financial Officer

Exhibit List

Exhibit
Number	Description
10.01	Sale and Purchase Agreement dated January 2, 2007 by and among the Registrant, Infineon Technologies AG and sci-worx GmbH.†

99.01	Press Release dated January 4, 2007.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.